EXHIBIT 11 (Unaudited)

COMPUTATION OF NET EARNINGS PER SHARE

                                                               BASIC                          DILUTED
                                                          Six Months Ended                Six Months Ended
                                                            December 31,                     December 31,
                                                          ----------------                ----------------
                                                       2000              1999          2000               1999
                                                   ------------     ------------    ----------         ------------

Net income                                         $ 3,096,004      $ 1,315,902     $ 3,096,004         $ 1,315,902
                                                   ================================================================

Weighted average common
shares outstanding                                   5,947,129        5,954,671       5,947,129           5,954,671
                                                   ==============================

Weighted average common
  share equivalents:
     Options                                             -               -              571,605             506,862
                                                                                        -------             -------

Weighted average common
    shares and common share
    equivalents                                      5,947,129        5,954,671       6,518,734           6,461,533
                                                   ================================================================

Net income per share                               $       .52      $       .22     $       .47         $       .20
                                                   ===========      ===========     ===========         ===========


                                                               BASIC                          DILUTED
                                                         Three Months Ended             Three Months Ended
                                                             December 31,                   December 31,
                                                          ----------------                ----------------
                                                       2000              1999          2000               1999
                                                   ------------     ------------    ----------         ------------
Net income                                         $   761,844      $   710,574     $  761,844         $  710,574
                                                   ================================================================

Weighted average common
shares outstanding                                   5,969,213        5,951,872      5,969,213          5,951,872
                                                   ==========================

Weighted average common share equivalents:
      Options                                             -                -           552,102            499,608
                                                                                        -------             -------

Weighted average common
    shares and common share
    equivalents                                      5,969,213        5,951,872      6,521,315          6,451,480
                                                   ================================================================

Net income per share                               $       .13      $       .12     $      .12         $      .11
                                                   ===========      ===========     ===========         ===========